Pages where confidential treatment has been requested are stamped “Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission,” and places where information has been redacted have been marked with (***).

Exhibit 10.25T

TWENTY-FIRST AMENDMENT

TO

AMENDED AND RESTATED

CSG MASTER SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT

BETWEEN

CSG SYSTEMS, INC.

AND

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC

This Twenty-first Amendment (the “Amendment”) is made by and between CSG Systems, Inc., a Delaware corporation (“CSG”), and Charter Communications Holding Company, LLC, a Delaware limited liability company (“Customer”).  CSG and Customer entered into that certain Amended and Restated CSG Master Subscriber Management System Agreement dated February 9, 2009, as amended (the “Agreement”), and now desire to further amend the Agreement in accordance with the terms and conditions set forth in this Amendment.  If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control.  Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment shall have the meaning set forth in the Agreement.  Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment.  Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG and Customer agree to the following upon the Effective Date:

1.    Upon implementation into production, Customer desires to use and CSG agrees to provide CSG Vantage® Plus Archives.  As a result, Schedule C, "RECURRING SERVICES," is modified by adding "CSG Vantage® Plus Archives" and by adding the following to the section titled "RECURRING SERVICES DESCRIPTION" as follows:

CSG Vantage Plus® Archives provides archival storage services through a CSG hosted, browser based application.  CCS®/ACP system-generated production report images ("Report Images") are stored in an archived data store and are accessible in HTML, PDF, and ASCII text formats.  CSG Vantage Plus Archives also offers the ability to archive report tables ("Report Tables") in Vantage for query and analysis.

Retention is configurable at the CSG Vantage report level for both Report Images and Report Tables in Vantage.  Standard deployment will provide for consistent report retention for all Customer's CSG Vantage Plus reports ("Vantage Plus Reports").  Custom solutions may also be deployed in the event Customer requests retention to vary by Vantage Plus Reports.

Standard deployment will also include a consistent Customer user profile that will allow Customer's users to have access to retained Report Images.  Customer solutions may also be deployed to support Customer's custom user access requirements as part of a custom implementation.

Report Image retention and any special user access requirements will be defined in a Customer Implementation Specification Sheet ("CISS") document which will be integrated, in each applicable instance, into a mutually agreed upon implementation Statement of Work to be executed by CSG and Customer.

Standard deployment will also include storage of Report Images in CSG Vantage Plus Archives for a period of up to **** (*) *****.  Customer will have the option to (i) request that CSG pre-load up to *** (*) ****** of historical Report Images or (ii) commence archiving Report Images from the date that CSG Vantage Plus Archives is implemented.  If Customer elects to have CSG pre-load historical data, the *********  period will commence from the date of the first historical Report Images.  Customer may

***	Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

request that CSG continue to provide storage of all or some specified portion of its Report Images for more than **** (*) ***** for the fees specified in Section 3 of this Amendment.  Such request shall be made not less than ***** (*) ******** **** prior to Customer's requested extension date and documented in an executed LOA.  Unless otherwise extended, pursuant to the preceding sentence, Report Images will be available to Customer for the ********* period, after which time the Report Images will be purged and no longer accessible. In the event Customer requests extended retention for Report Tables beyond the current retention available in Vantage Plus, storage fees as listed in Schedule F will apply.

2.    Following implementation of CSG Vantage Plus Archives into production, pursuant to a Statement of Work executed by the parties, CD Rom/DVD archive reports that are currently provided  will no longer be available for either past or future reports.

3.    As a result, Schedule F, "Fees," "CSG Licensed Products," "II. Advanced Reporting," "B. CSG Vantage Plus" shall be amended to provide fees for CSG Vantage® Plus Archives as follows:

Description of Item/Unit of Measure	Frequency	List Rate
C. CSG Vantage® Plus Archives (Notes 7-10)
a)Set Up Fee – Production Environment (Enterprise-wide)	********	$*********
b)Pre-load of *** (*) ****** of historical Report Image data	********	$*********
c)Storage Fees for Report Tables (per ********, subject to Note 8)	*******	$********
d)
e)Storage Fees for Customer-requested Report Images (per ********, subject to Note 8) that are stored for more than **** (*) *****	*******	$********

Note 7:  CSG shall provide CSG Vantage® Plus Archives in lieu of report archives on CD ROM/DVD as provided in the Agreement, which shall include retention of Reports for up to **** (*) *****, with no Storage Fees, as an item included in the BSC.

Note 8: Storage capacity will be measured ******* in *********; the ******* Storage Fee will be $******** for the ***** ******** and $******** for each ******** thereafter.  For example: If, during a ********* ******* ******** ******** ***** ********* ** ******* *** *** ******** ****** ******** ******** **** ** ******** $******** *** **** ****** ******* ********* **** ** ******** ** *** ****** ** $********* ******* **** ** ******** ** *** ****** ** $********* ****

Note 9: Customer has a current allotment of *** ******* (***) users that may access Vantage Plus Archives.

Note 10: As requested by Customer, CSG shall pre-load *** (*) ****** of historical Report Image data for the fee set forth above.  CSG will require a ****** (**) *** lead time upon execution of the SOW to pre-load historical data.  In the event customer only chooses to implement Vantage Plus Archives with no pre-load, an implementation fee of $****** apply along with a ** *** lead time.

THIS AMENDMENT is executed on the day and year last signed below (the “Effective Date”).

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC (“CUSTOMER”) By: Charter Communications, Inc., its Manager	CSG SYSTEMS, INC. (“CSG”)

By: /s/ Joseph P. Murray	By: /s/ Joseph T. Ruble
Title: VP Billing	Title: EVP, CAO & General Counsel
Name: Joseph P. Murray	Name: Joseph T. Ruble
Date: 12/16/11	Date: 12-16-11